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                                                               Exhibit 10.10(a)

                                 WCI STEEL, INC.
                             PELLET SALES AGREEMENT
                    PROPOSED MODIFICATIONS TO PELLET PRICING
                               SEPTEMBER 21, 2005

1. Cliffs will defer in the 2006 ore year an amount (the "Deferred Amount") equal to [*****](1) of the amount by which the final adjusted price per iron ton (after applying Section 6(d) of the October 14, 2004 Amended and Restated Pellet Sale and Purchase Agreement as modified by the November 11, 2004 amendment thereto (as so amended, the "Current Contract")) exceeds the price per gross ton without applying such Section 6(d) of the Current Contract. Section 6(d) provides that in 2006 the final adjusted price per iron ton shall not be less than $[*****] per gross ton below the ECWPP.

2. The Deferred Amount from 2006 will be paid to Cliffs by WCI over three years (2007 - 2009) in 12 equal quarterly payments beginning on March 1, 2007 together with interest accrued thereon at the applicable rate as specified in paragraph 3. Notwithstanding the foregoing, in the event that WCI's Third Amended Plan of Reorganization or an Alternate POR is not confirmed and effective on or before June 30, 2006, then the Deferred Amount, with accrued interest through the date of payment, will be paid to Cliffs, no later than July 31, 2006. In addition, the unpaid portions of the Deferred Amount shall be paid in full, with accrued interest through the date of payment, contemporaneously with the payment of any dividend to WCI's equity holders not provided for in the upstreaming section of the Company's Collective Bargaining Agreement with the United Steelworkers of America dated April 29, 2004 as amended.

3. Interest will accrue as amounts are deferred and any portion of the Deferred Amount is outstanding, and interest will be paid on the Deferred Amount to Cliffs by WCI over three years (2007 - 2009), as described above, in 12 quarterly payments beginning on March 1, 2007. Interest for any period in which there is a deferral, any unpaid principal balance of the Deferred Amount or any unpaid interest thereon, will be calculated at the Prime Rate plus [*****] basis points compounded quarterly as of the last day of the quarter. The Prime Rate for a given quarter will be defined as the Prime Rate published in the Wall Street Journal on the first business day of each quarter for that quarter.

4. The 2008 price re-opener included in Section 6g(i) of the Current Contract will be eliminated along with reference to the 2008 reopener included in
     Section 23(a) viii of the Current Contract.

5. The Annual Cap for pellet purchases, which is currently at [*****] million tons in 2005 and [*****] million tons thereafter in the Current Contract will be modified to [*****] million tons in 2006, [*****] million tons in 2007 and 2008, [*****] million tons in 2009

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(1)  CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
     EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

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     and [*****] million tons in 2010 and thereafter. In the event that WCI requires additional tonnage beyond these amounts, Cliffs shall have a right of first refusal to provide such tonnage under the terms and at the prices specified in the Current Contract, provided, however, Cliffs shall not be obligated to supply such excess tonnage.

6. Cliffs will have the right to audit WCI's financial results on an annual basis for the period after WCI emerges from Chapter 11 for as long as any of the Deferred Amount is outstanding.

7. The deferral provided for in paragraph 1 of the Term Sheet shall only be available to WCI if WCI's Third Amended Plan of Reorganization or an Alternate POR is confirmed and becomes effective on or before June 30, 2006. The modifications to the Current Contract set forth in paragraphs 2-7 hereof shall be effective immediately and shall not be affected, rescinded, or modified as a result of the failure of WCI to achieve confirmation or effectiveness of its Third Amended Plan of Reorganization or an Alternate POR by June 30, 2006.

Cleveland-Cliffs Inc.                   WCI Steel, Inc.


By:                                     By:
    ---------------------------------       ------------------------------------

Dated: September __, 2005               Dated: September __, 2005